# Consulting Agreement

THIS AGREEMENT made as of the 1st day of July, 2019.

BETWEEN:

Resgreen Group International, Inc., a corporation incorporated under the laws of the State of Nevada and having its head office at 850 Stephenson Hwy., Suite 601, Troy, Michigan 48083,

(hereinafter referred to as the "Corporation")

OF THE FIRST PART,

and

Parashar Patel, an individual residing at 43677 Nebel Trail, Clinton Township in the State of Michigan,

(hereinafter referred to as the "Consultant")

OF THE SECOND PART.

**WHEREAS** the Corporation carries on a business consisting principally of the development and management of projects, services and/or acquisitions throughout United States and/or internationally (the "Business");

**AND WHEREAS** the Corporation is desirous of retaining the Consultant to provide consulting services in connection with the Business of the Corporation;

**AND WHEREAS** the Consultant is desirous of providing such services to the Corporation, on the terms and subject to the conditions herein set out;

**NOW THEREFORE THIS AGREEMENT WITNESSES** that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

## ARTICLE ONE – CONSULTING SERVICES

1.1 **Retainer**. The Corporation hereby agrees to retain the Consultant to provide the Corporation with consulting services consisting of managerial services, contract negotiations, financial services, and such other consulting services as the Corporation and the Consultant may from time to time

agree upon, (the "Services") and the Consultant hereby agrees to provide such Services to the Corporation.

1.2 **Term of Agreement**. This Agreement shall remain in full force and effect from July 1, 2019, to, July 1, 2020, subject to earlier termination as hereinafter provided, with the said term being capable of extension by mutual written agreement of the parties hereto.

1.3 **Provision of Services**. The Services to be provided hereunder to the Corporation by the Consultant shall be provided by the Consultant. The Consultant shall devote the majority of his time to managing the affairs of the Corporation. It is agreed and acknowledged that the Consultant may from time to time provide services to other persons, firms and corporations, provided that the Consultant shall at no time while this agreement remains in force provide ongoing managerial services to any competitor of the Corporation that is not an affiliate (for the purposes of this Agreement "Affiliate" shall mean any person, firm or corporation that is affiliated with the Corporation)

1.4 **Board Policy and Instructions**. The Consultant covenants with the Corporation that he will act in accordance with any policy of and carry out all reasonable instructions of the board of directors of the Corporation. The Consultant acknowledges that such policies and instructions may limit, restrict or remove any power or discretion which might otherwise have been exercised by the Consultant.

1.5 **Remuneration**. In consideration for the services rendered by the Consultant hereunder, the Corporation shall pay to the Consultant consulting fees in the sum of US$12,0000 per year for the term of the Consultant's retainer for previously performed consulting services for the period June 2016 to June 2019.

The consultant will also receive 556,000 shares of Rule 144 Restricted Common Stock @ .10 per share for consulting services performed during the period June 2016 to July 2019 for a total value of USD$ 55,600.00.

**Share distribution:**

June 2016 to June 2019 (37 months x 14,000 shares of common stock per month) = 518,000 + July 2019 (1 x 38,000 shares of common stock) = 556,000 shares of Rule 144 Restricted Common Stock @ .10 per share = USD$ 55,600.00

The Consultant will also receive compensation of $5,000 per month commencing August 1, 2019, payable on the first day of each month and 80,000 shares of non convertible preferred stock @ .001 upon authorization and approval by the Board of Directors, Majority Shareholder and subsequent filing with the State of Nevada.

The Consultant will also receive additional shares of Common Stock as allocated by the Board of Directors at no less than 50,000 shares per month for the duration of this Agreement.

1.6 **Discretionary Bonus.** A discretionary bonus payment shall be agreed to by the Corporation

and the Consultant no less than once per year and shall be paid by the Corporation to the Consultant as additional consulting fees immediately following their determination.

1.7 **Expenses. The Consultant** shall be reimbursed from time to time for all out of pocket expenses, including travel costs, actually and properly incurred by the Consultant in connection with providing the Services hereunder. The Consultant shall furnish statements and vouchers to the Corporation for all such expenses.

## ARTICLE TWO – COVENANTS

2.1 **No Delegation of Services**. The Consultant covenants and agrees with the Corporation that it shall not delegate performance of the Services to anyone without the prior written consent of the Corporation.

2.2 **Provision of Amenities**. The Corporation covenants and agrees with the Consultant to provide, for the use of the Consultant, a reasonably furnished office, and administrative and reception services at the offices of the Corporation.

## ARTICLE THREE – CONFIDENTIALITY AND NON-COMPETITION

3.1 **Confidential Information**. The Consultant covenants and agrees that he shall not disclose to anyone any confidential information with respect to the business or affairs of the Corporation except as may be necessary or desirable to further the business interests of the Corporation. This obligation shall survive the expiry or termination of this Agreement.

3.2 **Return of Property**. Upon expiry or termination of this Agreement the Consultant shall return to the Corporation any property, documentation, or confidential information which is the property of the Corporation.

3.3 **Promotion of Corporation's Interests**. The Consultant shall and will faithfully serve and use his best efforts to promote the interests of the Corporation, shall not use any information he may acquire with respect to the business and affairs of the Corporation or its affiliates for his own purposes or for any purposes other than those of the Corporation or its affiliates.

## ARTICLE FOUR – TERMINATION

4.1 **Termination of Agreement**. The Corporation may terminate this Agreement by giving the Consultant sixty (60) days' written notice or in lieu of such written notice by paying the Consultant a consulting fee equivalent to sixty (60) days of consulting as determined pursuant to Section 1.5 hereof. The Consultant may terminate this Agreement at any time by giving the Corporation sixty (60) days' written notice. The obligations of the Consultant under this Agreement shall terminate upon the earlier of the Consultant ceasing to be retained by the Corporation or the termination of this Agreement by the Corporation or the Consultant.

## ARTICLE FIVE – CAPACITY

5.1 **Capacity of Consultant**. It is acknowledged by the parties hereto that the Consultant is being retained by the Corporation in the capacity of independent contractor and not as an employee of the Corporation.

## ARTICLE SIX - PERSONAL INFORMATION AND PRIVACY

6.1 **Protection of Personal Information and Consents to Use of Personal Information**. The Consultant recognizes that any information concerning the officers, directors, employees, customers, and other individuals about whom the Corporation holds information may be subject to the requirements of *Personal Information Protection and Electronic Documents Act* and other laws governing privacy.

The Consultant hereby consents to the collection, use and disclosure of the information about the Consultant as may be required for the following purposes, in order to facilitate the purposes of this agreement and facilitate and promote the ongoing business operations of the Corporation:

1. For reporting purposes to any trade or professional association governing the Corporation or any investigative body having authority over the Corporation to the extent that such information is required to be reported to such association or body;
2. As required by law;
3. As required in order to obtain financing for the Corporation;
4. As required to obtain business contracts for the Corporation;
5. In connection with any proposed sale of shares of the Corporation or of substantially all of the assets of the Corporation to any third party;
6. In connection with obtaining Consultant benefits, in obtaining insurance as required by this agreement;
7. In connection with any outsourcing of information by the Corporation to third party suppliers of information processing services, including, without limitation, payroll, health benefits, insurance and pension plan benefits to the extent necessary to provide such services.
8. For the internal operational purposes of the Corporation and to facilitate communications with the Consultant;
9. For any purpose required or permitted under the *Personal Information Protection and Electronic Documents Act*; and
10. To the Consultant or to any other party with the consent of the Consultant subject to and in accordance with the terms of the *Personal Information Protection and Electronic Documents Act*.

6.2 **Privacy and Personal Information**. The Consultant acknowledges that through the Consultant's engagement with the Corporation the Consultant, will become aware of Personal Information (as such term is defined in the *Personal Information Protection and Electronic Documents Act*, 2000, c. 5) which is collected used or disclosed by the Corporation or transferred to the Corporation for processing purposes.

The Consultant hereby agrees and covenants with the Corporation that the Consultant will not, without the prior written consent of the Corporation, disclose or make available such Personal Information to any other person or entity except in accordance with the Corporation's

instructions.

The Consultant agrees that the Personal Information of others provided to it by the Corporation shall only be used for such purposes as are specified herein and that the Consultant shall not sell, trade, barter, disclose or transfer such Personal Information to any other party except with the prior written consent of the Corporation. The Consultant shall not use the Personal Information for any other purpose other than the purposes permitted by this Agreement with prior written consent of the Corporation. The Consultant shall follow all rules and regulations of the Corporation with respect to such Personal Information.

From time to time, the Consultant shall execute such further agreements to hold in confidence Personal Information of others disclosed or transferred to the Consultant by the Corporation as may be required by the Corporation.

## ARTICLE SEVEN – GENERAL CONTRACT PROVISIONS

7.1 **Notices**. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a) To the Corporation at: 850 Stephenson Hwy., Suite 601, Troy, Michigan 48083

(b) To the Consultant at: 43677 Nebel Trail, Clinton Township, Michigan 48038

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

7.2 **Additional Conditions**. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and bylaws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

7.3 **Counterparts**. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

7.4 **Time of the Essence**. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

7.5 **Entire Agreement**. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

7.6 **Enurement**. This Agreement shall enure to the benefit of and be binding upon the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

7.7 **Assignment.** This Agreement is personal to the Consultant and may not be assigned by the Consultant.

7.8 **Currency**. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of United States.

7.9 **Headings for Convenience Only**. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

7.10 **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and the federal laws of United States applicable therein and each of the parties hereto agrees irrevocably to conform to the nonexclusive jurisdiction of the Courts of such Province.

7.11 **Gender**. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

7.12 **Calculation of Time**. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such nonbusiness day.

7.13 **Legislation References.** Any references in this Agreement to any law, bylaw, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or reenacted from time to time or as a reference to any successor thereto.

7.14 **Severability**. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or

invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

7.15 **Transmission by Facsimile**. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties have duly executed this Consulting Agreement this 1st day of July, 2019.

**SIGNED,**
**SEALED AND DELIVERED**
in the presence of

______________________________
Witness

______________________________
Parashar Patel

Resgreen Group International, Inc.

Per: ______________________________
Parashar Patel

MATT TABENSKE
County of Macomb
NOTARY PUBLIC
Expires 02-13-2024
STATE OF MICHIGAN